Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statement on Forms S-8 (Nos. 333-206802, 333-181204, 333-133601-99, 333-107451-99, 033-62394-99, 333-107450-99, 333-80511-99, 033-46724-99, 333-25857-99, 333-179329, 333-133599-99, 333-17407-99, and 033-57675-99) of Noble Corporation plc of our report dated February 25, 2016 relating to the consolidated financial statements and the effectiveness of internal control over financial reporting, which appears in this Form 10‑K.

/s/ PricewaterhouseCoopers LLP

Houston, Texas

February 25, 2016